Exhibit (d)(33)

                                        KVS: GROWTH AND INCOME PORTFOLIO (JANUS)


                              SUBADVISORY AGREEMENT

         AGREEMENT made as of the 1st day of October, 1999, between Scudder Kemper Investments, Inc., a Delaware corporation (hereinafter called the "Manager"), and Janus Capital Corporation, a Colorado corporation (hereinafter called the "Subadviser").

                              W I T N E S S E T H :

         WHEREAS, Kemper Variable Series (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the investment portfolio of KVS Growth and Income Portfolio (the "Series"), being one of the portfolio series of the Trust, which is under the management of the Manager pursuant to an Investment Management Agreement between the Manager and the Trust dated October 1, 1999; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1. The Subadviser's Services. The Subadviser will serve the Manager as investment counsel with respect to the Series.

         The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Trust (including amendments) furnished to the Subadviser and in accordance with the Declaration of Trust and By-laws of the Trust, as both may be amended from time to time and furnished to the Subadviser, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Trustees of the Trust and furnished to the Subadviser, to develop, recommend and implement such investment program and strategy for the Series, to provide research and analysis relative to the investment program and investments of the Series, to determine what securities should be purchased and sold and to monitor on a continuing basis the performance of the portfolio securities of the Series. In addition, the Subadviser will place orders for the purchase and sale of portfolio securities and, subject to the provisions of the following paragraph, will take

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reasonable steps to assure that portfolio transactions are effected at the best price and execution available. The Subadviser will advise the Fund's custodian and the Manager on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the CUSIP number (if available), the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust or the Manager may reasonably request, the Subadviser will furnish to the Manager, Trust's officers and to each of its Trustees reports on portfolio transactions and reports on assets held in the Series, all in such detail as the Trust or the Manager may reasonably request. The Subadviser will also inform the Manager, Trust's officers and Trustees on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Series. The Subadviser will make its officers and employees available to meet with the Manager and officers and Trustees of the Trust at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Series in the light of the Trust's investment objectives and policies and market conditions.

         Absent written instructions to the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of investment instruments for the Series with brokers or dealers selected by the Subadviser consistent with best execution, which, subject to and consistent with the policies and procedures of the Trust relating to Rule 17e-1 under the 1940 Act, may include brokers or dealers affiliated with the Subadviser. Purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. The Subadviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Subadviser. The Subadviser may place portfolio transactions with a broker or dealer with which it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser has with respect to the Series and to accounts over which it exercises investment discretion, and not all such services or products will necessarily be used by the Subadviser in managing the Series. In addition, consistent with best execution, the Subadviser may execute portfolio transactions through brokers and dealers that sell shares of mutual funds advised by the Subadviser or recommend to their customers that they purchase shares of such funds. If the Subadviser determines that any product or service furnished by a broker-dealer has a mixed use, such that it also serves functions that do not assist the Subadviser in carrying out its investment decision-making process, the Subadviser shall be responsible for making and documenting a reasonable allocation of the costs of such service or product. The portion of the product or service that the Subadviser determines will assist it in carrying out its investment decision-making process may be paid for in brokerage commission dollars.

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         It shall be the duty of the Subadviser to furnish to the Trustees of the Trust such information as may reasonably be requested in order for such Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof, including any information requested pursuant to section 15(c) of the 1940 Act. Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of Section 6 hereof.

         The Subadviser shall not be responsible for fund accounting nor shall it be required to generate fund accounting data.

         The Series assets shall be maintained in the custody of the custodian identified by the Manager in writing (the "Custodian"). Any assets added to the Series shall be delivered directly to the Custodian. The Subadviser shall have no liability for the acts or omissions of any Custodian, other than (subject to Section 11) for acts or omissions arising in reliance on instructions from the Subadviser.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Series or the Manager.

         In furnishing the services under this Agreement, the Subadviser will comply with the requirements of the 1940 Act applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser will immediately notify the Manager and the Trust in the event that the Subadviser: (i) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (ii) becomes the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority, which proceeding or action could reasonably be deemed material to the Subadviser's performance of its duties under this Agreement (unless the Subadviser is prohibited by applicable law or regulation from disclosing such proceeding or action). The Subadviser will immediately forward, upon receipt, to the Manager any correspondence from the Securities and Exchange Commission or other regulatory authority that relates to the Series.

         The Subadviser shall be responsible for the preparation and filing of reports on Schedule 13G and Form 13F with respect to securities held by the Series, but unless otherwise expressly agreed to in writing, the Subadviser shall not be responsible for the preparation or filing of any other reports required of the Series by any governmental or regulatory agency.

         The Subadviser may request information from the Manager or from the fund accountant, the Custodian or other service providers to the Series to enable the Subadviser to monitor

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compliance with portfolio restrictions of the Series. In the event such information is not made available to the Subadviser reasonably promptly upon request, the Subadviser shall notify the Manager in writing. If the Manager does not provide (or arrange for the provision of) such information to the Subadviser reasonably promptly upon receipt of written notice from the Subadviser, the Manager shall assume responsibility for the monitoring to which the requested information relates.

         2. Delivery of Documents to Subadviser. The Manager will furnish to the Subadviser copies of each of the following documents:

         (a) The Declaration of Trust of the Trust as in effect on the date hereof;

         (b) The By-laws of the Trust in effect on the date hereof;

         (c) The resolutions of the Trustees approving the engagement of the Subadviser as subadviser to the Series and approving the form of this agreement;

         (d) The resolutions of the Trustees selecting the Manager as investment manager to the Trust and approving the form of the Investment Management Agreement with the Trust, on behalf of the Series;

         (e) The Investment Management Agreement with the Trust, on behalf of the Series;

         (f) The Code of Ethics of the Trust and of the Manager as currently in effect;

         (g) Current copies of the Series' Prospectus and Statement of Additional Information;

         (h) Resolutions, policies and procedures adopted by the Trustees of the Trust in respect of the management or operation of the Series; and

         (i) Such other information as the Subadviser may reasonably request in connection with the performance of its duties under this Agreement.

         The Manager will furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) though (g) above will be provided within 30 days of the time such materials became available to the Manager and until so provided the Subadviser may continue to rely on those documents previously provided.

         During the term of this Agreement, the Manager will provide the Subadviser with a reasonable opportunity to review any amendments to the Series' Prospectus or Statement of Additional Information prior to filing with the Securities and Exchange Commission. The

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Manager will also furnish to the Subadviser prior to use thereof copies of all other Trust documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and will not use such material if the Subadviser reasonably objects in writing after reasonable opportunity to review such material after receipt thereof. However, the Manager and the Subadviser may agree amongst themselves that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

         The Manager will cooperate with the Subadviser in establishing and maintaining brokerage and other accounts that the Subadviser deems advisable to allow for the purchase and sale of various forms of securities or other instruments by the Series pursuant to this Agreement.

         In the event of termination of this Agreement, the Manager will continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         3. Delivery of Documents to the Manager. The Subadviser will furnish the Manager with copies of each of the following documents:

         (a) The Subadviser's most recent balance sheet;

         (b) Separate lists of persons who the Subadviser wishes to have authorized to give written and/or oral instructions to Custodians and the fund accounting agent of Trust assets for the Series;

         (c) The Code of Ethics of the Subadviser as currently in effect; and

         (d) Such other documents or information as the Manager may reasonably request in writing (on behalf of itself or the Trustees of the Trust) in assessing the Subadviser.

         The Subadviser will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of the code of ethics, including any amendments thereto, together with evidence of its adoption and a certification to the effect that the Subadviser has adopted procedures reasonably necessary to prevent its "access persons" from violating its code of ethics. The Subadviser will be subject to its code of ethics and will not be subject to any other code of ethics, including that of the Manager, unless specifically adopted by the Subadviser. At least annually (or more frequently if required by Rule 17j-1 or as the Trust or the Manager may reasonably request), the Subadviser shall provide a written report as to the matters required to be provided to the Trust by the Subadviser under Rule 17j-1, including the certification provided for therein. Upon the written request of the Trust, the

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Subadviser shall permit Trust to examine the policies and procedures the
Subadviser maintains pursuant to Rule 17j-1 to the extent material to the assessment of the Subadviser's performance of its duties under this Agreement.

         Upon request by the Manager, the Subadviser will furnish the Manager with copies of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser will provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to item (a) will be provided upon the reasonable request of the Manager, and such amendments or supplements as to items (b) through (c) above will be provided within 30 days of the time such materials became available to the Subadviser.

         Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of Section 6 hereof.

         The Subadviser will promptly notify the Manager of any proposed transaction or other event that could reasonably be expected to result in an "assignment" of this Agreement within the meaning of the 1940 Act. In addition, the Subadviser will promptly complete and return to the Manager or the Trust any reasonable compliance questionnaires or other reasonable inquiries submitted to the Subadviser in writing.

         4. Other Agreements, etc. It is understood that any of the shareholders, Trustees, officers and employees of the Trust or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Trust or the Series. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Series is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

         The Subadviser may give advice and take action with respect to other funds or clients, or for its own account which may differ from the advice or the timing or nature of action taken with respect to the Series. The Subadviser makes no representation or warranty, express or implied, that any level of investment performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

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         Nothing in this Agreement shall be implied to prevent the (i) Manager from engaging other subadvisers to provide investment advice and other services in relation to portfolios of the Trust for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such portfolios; or (ii) the Subadviser from providing investment advice and other services to other funds or clients.

         5. Fees, Expenses and Other Charges.
            --------------------------------

         (a) For its services hereunder, the Subadviser shall be paid a management fee by the Manager by the 20th day of each month according to the fee schedule attached hereto as Schedule A.

         (b) The Subadviser, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

         (c) The Manager, the Series and the Trust shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Subadviser pursuant to this Agreement. The Subadviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of the Manager, the Trust, or the Series, including without limitation (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Series, and (iii) custodian fees and expenses. Any reimbursement to the Series of management fees required by any expense limitation provision set forth in the Prospectus or Statement of Additional Information of the Series, and any liability to the Series arising out of a violation of Section 36(b) of the 1940 Act by the Manager, shall be the sole responsibility of the Manager.

         6. Confidentiality, etc. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Series, and further understood that any information reasonably designated as proprietary by the Subadviser shall be subject to such limitations on access or use as the Subadviser and the Manager or the Trust shall reasonably agree. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

         The Manager will not, directly or indirectly, use, disclose or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for

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the performance of its duties under this Agreement or the Investment Management
Agreement, or as required by applicable law or regulation, upon prior written notice to the Subadviser. Subadviser is the sole owner of the name and mark "Janus." Other than as permitted by Section 2 hereof, the Manager will not, and will not permit the Series to, without prior written consent of the Subadviser, use the name or mark "Janus" or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall cause the Series to cease, as promptly as practicable, all use of the Janus name or any Janus mark (except to the extent necessary in describing the management of the Series during the term of this Agreement).

         The Subadviser will maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of securities transactions.

         7. Representations and Covenants of the Parties. The Subadviser hereby represents and warrants that (a) it is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), (b) neither it nor any "affiliated person" of it, as defined in the 1940 Act, is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the 1940 Act, (c) it is validly existing and in good standing as a corporation under the laws of Colorado, (d) it has all requisite corporate power and authority to execute, deliver and perform this Agreement, and (e) such execution, delivery and performance have been duly authorized by all necessary corporate proceedings of the Subadviser. The Subadviser covenants that it will carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree. The Subadviser also covenants that it will manage the Series in conformity with all applicable rules and regulations of the Securities and Exchange Commission in all material respects and so that the Trust will qualify as a regulated investment company under Subchapter M and Section 817 of the Internal Revenue Code.

         The Manager hereby represents and warrants that (a) it is registered as an investment adviser under the Advisers Act, (b) it is validly existing and in good standing as a corporation under the laws of Delaware, (c) it has all requisite corporate power and authority to execute, deliver and perform this Agreement, (d) such execution, delivery and performance have been duly authorized by all necessary corporate proceedings of the Manager, (e) it has authority under the Investment Management Agreement to execute, deliver and perform this Agreement, and (f) it has received a copy of Part II of the Subadviser's Form ADV.

         8. Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning transactions and performance of the Series, including information required to be disclosed in the Trust's registration statement, in such form as may be mutually agreed, to review the Series and discuss the management of it. The Subadviser shall permit the financial statements, books and records with respect to the Series to

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be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's registration statement.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1 (b) insofar as such records relate to the investment affairs of the Trust. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

         9. Continuance and Termination; Amendment. This Agreement shall remain in full force and effect through September 30, 2001, and is renewable annually thereafter by specific approval of the Board of Trustees of the Trust or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a majority of the Trustees of the Trust who are not interested persons under the 1940 Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Trustees, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days written notice, and will automatically terminate in the event of its assignment by either party to this Agreement, as defined in the 1940 Act, or upon termination of the Manager's Investment Management Agreement with the Trust. In addition, the Manager or the Trust may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

         This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

         10. Voting Rights. The Manager shall be responsible for exercising any voting rights of any securities of the Series.

         11. Indemnification, etc. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ( "affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become

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subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Subadviser's responsibilities as portfolio manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in a prospectus or statement of additional information covering the Series or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement or (3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1940 Act.

         In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, neither the Subadviser nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Manager for any loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs (collectively referred to in this Agreement as "Losses"), including without limitation Losses in connection with pricing information or other information provided by Subadviser, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Subadviser or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The Manager agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Subadviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Subadviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or

                                       10
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(2) as a result of any untrue statement or alleged untrue statement of a material fact contained in a prospectus or statement of additional information covering the Series or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement.

         In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, neither the Manager nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Subadviser for any Losses, including without limitation Losses in connection with information provided by the Manager, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Manager or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The obligations of this Section 11 shall survive the termination of this Agreement.

         12. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (a) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         13. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

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         If to the Manager:        SCUDDER KEMPER INVESTMENTS, INC.
                                   345 Park Avenue
                                   New York, NY 10154
                                   Attention: General Counsel

         If to the Trust:          KEMPER VARIABLE SERIES
                                   KVS Growth and Income Portfolio
                                   Two International Place
                                   Boston, MA 02110
                                   Attention: Secretary

         If to the Subadviser:     Janus Capital Corporation
                                   100 Fillmore Street
                                   Denver, CO 80206
                                   Attention: General Counsel

         14. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures will be provided by the Trust or Manager from time to time.

         15. Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the 1940 Act, except with respect to Section 16, which shall be construed in accordance with the laws of the State of Massachusetts.

         16. Limitation of Liability of the Trust, Trustees, and Shareholders. It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Series must look solely to the property of such Series for the enforcement of any claims against such Series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Series. No series of the Trust shall be liable for the obligations of any other series.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

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

         IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                                MANAGER:

                                                SCUDDER KEMPER INVESTMENTS, INC.

Attest:  /s/Kathryn L. Quirk                    By:      /s/Thomas W. Littauer
         Secretary                                       ---------------------
                                                Name: Thomas W. Littauer
                                                Title: Managing Director

                                                SUBADVISER:

                                                JANUS CAPITAL CORPORATION

Attest:  /s/Verna Morris                        By:      /s/Bonnie Howe
         Secretary                                       --------------
                                                Name: Bonnie M. Howe
                                                Title: Assistant Vice President

                     Schedule A to the Subadvisory Agreement
   for the KVS Growth and Income Portfolio (the "Series"), a series of Kemper Variable Series (the "Trust") dated as of October 1, 1999 between Scudder Kemper
                          Investments, Inc. ("Manager")
                  and Janus Capital Corporation ("Subadviser")

                                  FEE SCHEDULE

As compensation for its services described herein, Subadviser shall receive from the Manager a monthly fee based on a percentage of the combined average daily net assets of the Series and of the KVS Growth Opportunities Portfolio, calculated as the product of (a) the monthly fee determined on the basis of the combined average daily net assets of the Series and of the KVS Growth Opportunities Portfolio as provided in the schedule below, and (b) the quotient of (i) average daily net assets of the Series for the period in question divided by (ii) the combined average daily net assets of the Series and of the KVS Growth Opportunities Portfolio for such period.

                              Net Assets*                        Annualized Rate
                              -----------                        ---------------

                  On the first              $100 million         0.55%
                  On the next               $400 million         0.50%
                  On the balance over       $500 million         0.45%

                  * Combined net assets of the KVS Growth and Income Portfolio and the KVS Growth Opportunities Portfolio.

The "average daily net assets" of the Series and of the KVS Growth Opportunities Portfolio shall be calculated at such time or times as the Trustees of the Trust may determine in accordance with the provisions of the Investment Company Act of 1940. The value of the net assets shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement of the Trust. If the determination of net asset value does not take place for any particular day, for the purposes of this Schedule A, the net asset value shall be deemed to be the net asset value determined as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computation. If the value of the net assets of a portfolio is determined more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Schedule A. Fees are charged monthly in arrears based on one-twelfth of the annual fee rate. Fees will be prorated appropriately if Subadviser does not perform services pursuant to this Subadvisory Agreement for a full month.



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